EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Meadowbrook Insurance Group, Inc., a Michigan corporation (the “Company”), do hereby constitute and appoint Karen M. Spaun or Robert S. Cubbin, and each of them the true and lawful attorneys and agents or attorney or agent, with power and authority to do any and all acts and execute any and all instruments, which said attorneys and agents, or any one of them, determine may be necessary, advisable or required to enable the Company to comply with the Securities Act of 1834, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with Form 10-K for fiscal year ended December 31, 2010.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Form 10-K for fiscal year ended December 31, 2010, to any and all amendments, or supplements to the Form 10-K for fiscal year ended December 31, 2010 and to any and all instruments or documents filed as part of or in conjunction with the Form 10-K for fiscal year ended December 31, 2010 or amendments or supplements thereto.  The undersigneds ratify and confirm the power and authority granted to each attorney or agent.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and has been signed by the following persons on the date indicated opposite his/her name.

SIGNATURE	TITLE	DATE

/s/ Merton J. Segal	Chairman and Director	February 11, 2011
Merton J. Segal

/s/ Robert S. Cubbin	President, Chief Executive	February 11, 2011
Robert S. Cubbin	Officer and Director

/s/ Robert W. Sturgis	Director	February 11, 2011
Robert W. Sturgis

/s/ David K. Page	Director	February 11, 2011
David K. Page

/s/ Hugh W. Greenberg	Director	February 11, 2011
Hugh W. Greenberg

Power of Attorney
February 11, 2011

SIGNATURE	TITLE	DATE

/s/ Bruce E. Thal	Director	February 11, 2011
Bruce E. Thal

/s/ Herbert Tyner	Director	February 11, 2011
Herbert Tyner

/s/ Florine Mark	Director	February 11, 2011
Florine Mark

/s/ Robert H. Naftaly	Director	February 11, 2011
Robert H. Naftaly

/s/ Robert F. Fix	Director	February 11, 2011
Robert F. Fix

/s/ Jeffrey A. Maffett	Director	February 11, 2011
Jeffrey A. Maffett